GOLUB CAPITAL INVESTMENT CORPORATION INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2017

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; completion of a public offering of our securities or other liquidity event; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”). This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction or projection of future results, and there can be no assurance that we will achieve similar results in the future.

Summary of Quarterly Results 3 First Fiscal Quarter 2018 Highlights − Net increase in net assets resulting from operations (i.e. net income) for the quarter ended December 31, 2017 was $17.8 million, or $0.34 per share, resulting in an annualized return on equity of 9.1%. This compares to net income of $13.4 million, or $0.28 per share and an annualized return on equity of 7.3% for the quarter ended September 30, 2017. − Net investment income for the quarter ended December 31, 2017 was $15.8 million, or $0.30 per share, as compared to $14.3 million, or $0.30 per share for the quarter ended September 30, 2017. Excluding a $0.4 million accrual for the capital gain incentive fee under GAAP, net investment income for the quarter ended December 31, 2017 was $16.2 million, or $0.311 per share, as compared to $14.2 million, or $0.291 per share, excluding a $0.1 million reversal in an accrual for the capital gain incentive fee under GAAP for the quarter ended September 30, 2017. − Net realized and unrealized gain on investments and foreign currency of $2.0 million, or $0.04 per share, for the quarter ended December 31, 2017 was the result of $0.5 million of net realized losses and $2.5 million of net unrealized appreciation. This compares to a net realized and unrealized loss on investments of $0.9 million, or $0.02 per share, for the quarter ended September 30, 2017. − New middle-market investment commitments totaled $232.2 million for the quarter ended December 31, 2017. Approximately 24% of the new investment commitments were senior secured loans, 73% were one stop loans, 2% were investments in GCIC SLF and 1% were investments in equity securities. Overall, total investments in portfolio companies at fair value increased by approximately 8.3%, or $115.4 million, during the quarter ended December 31, 2017. 1. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2017 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 4 for a reconciliation to the nearest GAAP measure, net investment income per share.

Financial Highlights

Dollars in 000s	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Net income	$ 14,580	$ 12,694	$ 14,210	$ 13,397	$ 17,814
Net investment income	10,804	10,944	14,247	14,309	15,781
Net realized/unrealized gain (loss)	3,776	1,750	(37)	(912)	2,033
Distributions declared	14,580	12,694	14,210	13,397	17,814

Per Share [1] and Return on Equity [2] Statistics	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Earnings per weighted average share	$ 0.35	$ 0.30	$ 0.31	$ 0.28	$ 0.34
Net investment income per weighted average share	0.26	0.26	0.31	0.30	0.30
Accrual for capital gain incentive fee per weighted average share	0.02	0.01	0.00	(0.01)	0.01
Net investment income before accrual for capital gain incentive fee per weighted average share [3]	0.28	0.27	0.31	0.29	0.31
Net realized/unrealized gain (loss) per weighted average share	0.09	0.04	0.00	(0.02)	0.04
Annualized return on equity – net income	9.4%	8.2%	8.3%	7.3%	9.1%
Annualized return on equity – net investment income	6.9%	7.1%	8.3%	7.8%	8.0%
Annualized return on equity – net investment income before accrual for capital gain incentive fee [3,4]	7.4%	7.3%	8.4%	7.7%	8.2%
Net asset value	$ 15.00	$ 15.00	$ 15.00	$ 15.00	$ 15.00

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.
3. As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended December 31, 2017 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.
4. The annualized return on equity – net investment income before accrual for capital gain incentive fee is calculated as (a) the net investment income before the reduction for the accrual for capital gain incentive fee for the period presented divided by (b) the daily average of total net assets.

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Portfolio Highlights – New Originations

Originations and Net Funds Growth

- New investment commitments totaled $232.2 million for the quarter ended December 31, 2017.
- Net growth in investments at fair value (after factoring in debt repayments and other portfolio activity) for the quarter ended December 31, 2017 was $115.4 million, an 8.3% increase from September 30, 2017.
- During the quarter ended December 31, 2017, GCIC sold $22.8 million of investments and unfunded commitments at fair value to GCIC Senior Loan Fund ("GCIC SLF").

Select Portfolio Funds Roll Data (in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
New Investment Commitments	$ 102.8	$ 101.2	$ 328.9	$ 173.2	$ 232.2
Exits and Sales of Investments [1]	65.3	31.5	112.1	68.0	95.3
Fair Value of Investments	1,113.8	1,167.4	1,304.0	1,397.7	1,513.1
Net Funds Growth [2]	44.1	53.6	136.6	93.7	115.4

Asset Mix of New Originations	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Senior Secured	16%	51%	11%	14%	24%
One Stop	75%	48%	88%	85%	73%
Subordinated Debt	0%*	0%	0%	0%	0%
GCIC SLF	9%	0%	0%	0%	2%
Equity	0%*	1%	1%	1%	1%

* Represents an amount less than 1.0%

1. Includes full and partial payoffs and sales, including sales to GCIC SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

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Portfolio Highlights – Portfolio Diversity as of December 31, 2017 6 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 4% Historical Investment Portfolio ($mm) 83% 11% 82% 13% 83% 12% 83% 12% 83% 11% Equity Inv. in GCIC SLF One Stop Senior Secured Investment Portfolio $1,457mm1 // 173 Investments1 – Average Size $8.4mm $1,513 $1,114 $1,167 $1,304 $1,398 1% 1% 1% 2% 4% 4% 4% 1. Excludes investment in GCIC SLF. 2. For all periods presented, the subordinated debt investments held represent an amount less than 1.0%. Sub. Debt 2 5% 1%

23% 20% 9% 8% 7% 5% 3% 3% 3% 4% 15% Diversified/Conglomerate Service Healthcare, Education and Childcare Electronics Personal, Food and Miscellaneous Services Retail Stores Beverage, Food and Tobacco Leisure, Amusement, Motion Pictures, Entertainment Buildings and Real Estate Insurance GCIC SLF Other Portfolio Highlights – Portfolio Diversity as of December 31, 2017 7 Industry Diversity of Investments 1. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. Interest Rate on Loans1 Fixed - 0.2% 99.8% Floating Diversity by Investment Size Top 25 Investments 45% Remaining 148 Investments 51% GCIC SLF 4% Top 10 Investments 24%

Portfolio Highlights – Spread Analysis

Portfolio Rotation – Debt Investments	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018
Weighted average interest rate of new investments [1,2]	7.0%	6.6%	7.4%	7.3%	7.5%
Weighted average interest rate on investments that were sold or paid-off [2,3]	6.5%	6.7%	7.7%	6.9%	7.1%
Weighted average spread over LIBOR of new floating rate investments [2]	6.0%	5.6%	6.2%	6.0%	6.0%
Weighted average interest rate of new fixed rate investments	N/A	N/A	7.5%	N/A	N/A
Weighted average fees on new investments	1.7%	1.3%	1.4%	1.2%	1.3%



10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
8.1%
7.9%
8.6%
8.2%
8.5%
7.6%
7.6%
7.9%
7.8%
7.9%
4.3%
3.9%
4.6%
4.3%
4.6%
3.8%
4.0%
4.0%
3.9%
3.9%
1.0%
1.1%
1.3%
1.3%
1.7%
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Investment income yield 4
Income yield 5
Weighted average cost of debt 6
Weighted average net investment spread 7
3-Month London Interbank Offered Rate ("LIBOR")

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a LIBOR or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.
2. Excludes activity on the subordinated note investment in GCIC SLF.
3. Excludes exits on investments on non-accrual status.
4. Investment income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in GCIC SLF, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. On December 30, 2016, the subordinated notes previously issued by GCIC SLF were redeemed in full and terminated.
5. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in GCIC SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. On December 30, 2016, the subordinated notes previously issued by GCIC SLF were redeemed in full and terminated.
6. The weighted average cost of debt is calculated as (a) the actual amount incurred on debt obligations divided by (b) the daily average of total debt obligations.
7. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.

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June 30, 2017 September 30, 2017 December 31, 2017 Internal Performance Rating Investments at Fair Value (000s) % of Total Portfolio Investments at Fair Value (000s) % of Total Portfolio Investments at Fair Value (000s) % of Total Portfolio 5 $ 33,641 2.6% $ 22,656 1.6% $ 43,056 2.8% 4 $ 1,187,982 91.1% $ 1,246,641 89.2% $ 1,343,033 88.8% 3 $ 81,769 6.3% $ 127,947 9.2% $ 124,712 8.2% 2 $ 157 0.0% $ 155 0.0% $ 2,332 0.2% 1 $ 411 0.0% $ 302 0.0% $ 16 0.0% Total $ 1,303,960 100.0% $ 1,397,701 100.0% $ 1,513,149 100.0% * Represents an amount less than 0.1%. Portfolio Highlights – Credit Quality 9 − Fundamental credit quality remained strong with over 90.0% of the investments in the portfolio having an Internal Performance Rating of 4 or higher as of December 31, 2017. As of December 31, 2017, there was one non-accrual portfolio company investments with a fair value of less than $0.1 million. Portfolio Risk Ratings Internal Performance Ratings Definition Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination * * * * *

Quarterly Statements of Financial Condition 10 As of (Dollar amounts in 000s, except per share data) December 31, 2016 (unaudited) March 31, 2017 (unaudited) June 30, 2017 (unaudited) September 30, 2017 (audited) December 31, 2017 (unaudited) Assets Investments, at fair value $ 1,113,755 $ 1,167,325 $ 1,303,960 $ 1,397,701 $ 1,513,149 Cash, cash equivalents, and foreign currencies 4,883 15,164 5,220 22,859 9,412 Restricted cash and cash equivalents 34,417 37,642 42,516 28,272 25,686 Other assets 3,852 4,180 6,592 6,263 5,289 Total Assets $ 1,156,907 $ 1,224,311 $ 1,358,288 $ 1,455,095 $ 1,553,536 Liabilities and Net Assets Debt $ 518,050 $ 571,900 $ 630,850 $ 670,200 $ 724,550 Unamortized debt issuance costs (4,197) (3,330) (2,910) (2,671) (2,129) Payable for investments purchased – 190 3,076 – 355 Interest payable 3,406 1,821 2,121 2,141 2,399 Management and incentive fee payable 6,254 6,267 7,315 7,536 8,451 Distributions payable 5,553 8,925 14,210 8,239 6,716 Other liabilities 1,298 6,963 1,186 1,430 1,353 Total Liabilities 530,364 592,736 655,848 686,875 741,695 Total Net Assets 626,543 631,575 702,440 768,220 811,841 Total Liabilities and Net Assets $ 1,156,907 $ 1,224,311 $ 1,358,288 $ 1,455,095 $ 1,553,536 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 15.00 $ 15.00 Regulatory leverage 0.83x 0.91x 0.90x 0.88x 0.90x Asset coverage 220.2% 210.1% 211.0% 214.3% 211.68% Common shares outstanding 41,769,495 42,104,997 46,829,344 51,214,684 54,122,735

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	For the quarter ended December 31, 2016 (unaudited)	March 31, 2017 (unaudited)	June 30, 2017 (unaudited)	September 30, 2017 (unaudited)	December 31, 2017 (unaudited)
Investment Income					
Interest income	$ 21,481	$ 20,813	$ 24,498	$ 26,532	$ 29,071
Dividend income	422	1,242	1,373	1,071	1,132
Fee income	146	65	827	8	391
Total Investment Income	22,049	22,120	26,698	27,611	30,594
Expenses					
Interest and other debt financing expenses	4,922	5,313	5,844	6,456	6,879
Base management fee, net of waiver	2,761	2,822	3,101	3,443	3,626
Incentive fee – net investment income, net of waiver	2,030	1,830	2,524	2,508	2,853
Incentive fee – capital gains	698	392	57	(101)	385
Other operating expenses	834	819	925	996	1,070
Total Expenses	11,245	11,176	12,451	13,302	14,813
Net Investment Income	10,804	10,944	14,247	14,309	15,781
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	197	134	91	997	(486)
Net unrealized appreciation (depreciation) on investments and foreign currency translation	3,579	1,616	(128)	(1,909)	2,519
Net gain (loss) on investments and foreign currency	3,776	1,750	(37)	(912)	2,033
Net Increase in Net Assets Resulting from Operations	$ 14,580	$ 12,694	$ 14,210	$ 13,397	$ 17,814
Per Share Data					
Earnings per weighted average share [1]	$ 0.35	$ 0.30	$ 0.31	$ 0.28	$ 0.34
Net investment income per weighted average share [1]	$ 0.26	$ 0.26	$ 0.31	$ 0.30	$ 0.30
Distributions paid per share [2]	$ 0.35	$ 0.30	$ 0.31	$ 0.28	$ 0.34
Weighted average common shares outstanding	41,252,583	41,892,513	45,882,813	48,723,836	52,091,851

1. Per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data is based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Portfolio Highlights – GCIC Senior Loan Fund LLC

- The annualized return for the quarter ended December 31, 2017 was 14.1%, up from 3.5% for the quarter ended September 30, 2017. The quarterly return for the past quarter was positively impacted from a mark-to-market unrealized gain on one middle market investment.
- Total investments at fair value for the quarter ended December 31, 2017 were $173.9 million, a 7.7% increase from September 30, 2017.
- On December 21, 2017, GCIC SLF amended its revolving credit facility and decreased the interest rate charged on middle market investments from one-month LIBOR plus 2.25% to 2.15%. Subject to leverage and borrowing base restrictions, as of December 31, 2017, GCIC SLF had approximately $36.8 million of remaining commitments and $1.1 million of availability on its revolving credit facility.

(Dollar amounts in 000s)

	As of				
Balance Sheet	**December 31, 2016** (unaudited)	**March 31, 2017** (unaudited)	**June 30, 2017** (unaudited)	**September 30, 2017** (audited)	**December 31, 2017** (unaudited)
Total investments, at fair value	$ 162,431	$ 157,921	$ 142,889	$ 161,522	$ 173,919
Cash and other assets	4,129	3,319	3,194	3,029	3,120
Total assets	$ 166,560	$ 161,240	$ 146,083	$ 164,551	$ 177,039
Senior credit facility	102,200	102,000	90,450	108,150	113,250
Unamortized debt issuance costs	(1,052)	(984)	(916)	(1,199)	(1,043)
Other liabilities	316	312	1,557	338	419
Total liabilities	101,464	101,328	91,091	107,289	112,626
Subordinated debt and members' equity	65,096	59,912	54,992	57,262	64,413
Total liabilities and members' equity	$ 166,560	$ 161,240	$ 146,083	$ 164,551	$ 177,039
Senior leverage	1.57x	1.70x	1.64x	1.89x	1.76x

(Dollar amounts in 000s)

	For the three months ended				
GCIC Return on Investment in GCIC SLF	**December 31, 2016** (unaudited)	**March 31, 2017** (unaudited)	**June 30, 2017** (unaudited)	**September 30, 2017** (unaudited)	**December 31, 2017** (unaudited)
Total Income	$ 1,354	$ 1,343	$ 1,076	$ 432	$ 1,874
Annualized return on total income [1]	10.4%	9.5%	8.2%	3.5%	14.1%

1. GCIC's annualized return on total income is calculated by dividing total income earned on our investments in GCIC SLF subordinated notes, if any, and GCIC SLF LLC equity interests by the combined daily average of our investments in (1) the principal of the outstanding GCIC SLF subordinated notes and (2) the net asset value of the GCIC SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on GCIC's investments in GCIC SLF and the income from such investments.

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Liquidity and Capital Subscriptions 13 Cash and Cash Equivalents − Unrestricted cash and cash equivalents totaled $9.4 million as of December 31, 2017. − Restricted cash and cash equivalents totaled $25.7 million as of December 31, 2017. Restricted cash is held in our securitization vehicle and in our revolving credit facility and is reserved for quarterly interest payments and is also available for new investments that qualify for acquisition by these entities. Capital Subscriptions − As of December 31, 2017, we had total investor capital subscriptions of $1.3 billion and contributed capital of $749.4 million (57.6% called capital ratio). Debt Facilities – Availability − As of December 31, 2017, subject to leverage and borrowing base restrictions, we had approximately $23.0 million of remaining commitments and $20.9 million of availability on our $420.0 million revolving credit facility with Wells Fargo. − As of December 31, 2017, we had $40.0 million of remaining commitments and availability on our $40.0 million revolving credit facility with GC Advisors. − As of December 31, 2017, our $75.0 million revolving credit facility with Sumitomo Mitsui Banking Corporation was fully drawn.

2016 Debt Securitization Debt Facilities Debt Facilities 14 Tranche Rating (M/S) Par Amount ($mm) Interest Rate Stated Maturity Reinvestment Period Class A Notes Aaa / AAA $220.0 3 Month LIBOR + 2.15% August 8, 2028 August 8, 2020 Class B Notes Aa1 / N/A $32.5 3 Month LIBOR + 3.00% August 8, 2028 August 8, 2020 Total Notes Issued1 $252.5 Issuer Outstanding ($mm) Commitment ($mm) Interest Rate Stated Maturity Reinvestment Period Wells Fargo Revolving Credit Facility $397.1 $420.0 3 Month LIBOR + 2.25% August 11, 2020 August 30, 2018 SMBC Revolving Credit Facility $75.0 $75.0 1 Month LIBOR + 1.60% May 17, 2018 N/A GC Advisors Revolver $0.0 $40.0 Applicable Federal Rate February 5, 2021 N/A 1. The Class C Notes, Class D Notes and LLC Equity Interests issued in the 2016 Debt Securitization, totaling $42.3 million, $28.6 million and $86.7 million, respectively, were retained by the Company.

Common Stock and Distribution Information 15 Distributions Paid Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 3, 2016 October 24, 2016 October 2016 41,087,178.250 December 30, 2016 $ 0.0729 $ 2,993,272 November 14, 2016 November 18, 2016 November 2016 41,087,178,250 December 30, 2016 0.1469 6,033,949 November 14, 2016 December 26, 2016 December 2016 41,442,374.044 February 27, 2017 0.1340 5,553,110 Total for Quarter Ended December 31, 2016 $ 0.3538 $ 14,580,331 November 14, 2016 January 23, 2017 January 2017 41,769,495.016 February 27, 2017 $ 0.0902 $ 3,768,183 February 7, 2017 February 20, 2017 February 2017 41,769,495.016 May 19, 2017 0.1050 4,385,328 February 7, 2017 March 24, 2017 March 2017 42,104,997.486 May 19, 2017 0.1078 4,540,302 Total for Quarter Ended March 31, 2017 $ 0.3030 $ 12,693,813 February 7, 2017 April 30, 2017 April 2017 44,292,283.019 July 28, 2017 $ 0.1067 $ 4,726,827 May 4, 2017 May 18, 2017 May 2017 46,515,568.552 July 28, 2017 0.0982 4,566,043 May 4, 2017 June 16, 2017 June 2017 46,829,343.936 July 28, 2017 0.1050 4,916,564 Total for Quarter Ended June 30, 2017 $ 0.3099 $ 14,209,434 May 4, 2017 July 21, 2017 July 2017 46,829,343.936 September 25, 2017 $ 0.1102 $ 5,158,573 August 2, 2017 August 31, 2017 August 2017 49,551,036.707 November 27, 2017 0.0600 2,975,064 August 2, 2017 September 22, 2017 September 2017 49,551,036.707 November 27, 2017 0.1062 5,263,414 Total for Quarter Ended September 30, 2017 $ 0.2764 $ 13,397,051 August 2, 2017 October 23, 2017 October 2017 51,214,683.496 December 28, 2017 $ 0.1122 $ 5,745,578 November 17, 2017 November 24, 2017 November 2017 51,214,683.496 December 28, 2017 0.1045 5,352,573 November 17, 2017 December 26, 2017 December 2017 53,729,533.382 February 26, 2018 0.1250 6,716,120 Total for Quarter Ended December 31, 2017 $ 0.3417 $ 17,814,271

Common Stock and Distribution Information 16 Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount November 17, 2017 January 23, 2018 January 2018 54,122,735.354 February 26, 2018 TBD TBD February 6, 2018 February 23, 2018 February 2018 TBD May 23, 2018 TBD TBD February 6, 2018 March 30, 2018 March 2018 TBD May 23, 2018 TBD TBD February 6, 2018 April 27, 2018 April 2018 TBD July 24, 2018 TBD TBD Distributions Declared